  Exhibit 23.1

CONSENT OF HAMMERMAN, GRAF, HUGHES & COMPANY, INC.

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-74862) pertaining to Cross Country Healthcare, Inc. and subsidiaries Amended and Restated 1999 Stock Option Plan and Cross Country Healthcare, Inc. and subsidiaries Amended and Restated Equity Participation Plan;

2.
Registration Statement (Form S-8 No. 333-145484) pertaining to Cross Country Healthcare, Inc. and subsidiaries 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan);

3.
Registration Statement (Form S-8 No. 333-188519) pertaining to Cross Country Healthcare, Inc. and subsidiaries registration of additional shares of common stock under the 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan);

4.
Registration Statement (Form S-8 No. 333-196639) pertaining to Cross Country Healthcare, Inc. and subsidiaries registration of additional shares of common stock under the 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan);

5.
Registration Statement (Form S-8 No. 333-218557) pertaining to Cross Country Healthcare, Inc. and subsidiaries registration of additional shares of common stock under the 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan);

of our reports dated April 19, 2017 and March 31, 2016, with respect to the accompanying consolidated financial statements of Advantage RN and subsidiaries included in this Current Report on Form 8-K of Cross Country Healthcare, Inc. and subsidiaries.

/S/ HAMMERMAN, GRAF, HUGHES & COMPANY, INC.
Certified Public Accountants
Dayton, Ohio

September 8, 2017